                                                                     EXHIBIT 4-O


                   AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS

          AMENDMENT NO. 1 dated as of April 1, 1999 to each of the Note Purchase Agreements dated September 10, 1998 (the "NOTE PURCHASE AGREEMENTS"), between TruServ Corporation (the "Company") and the Purchasers listed on the signature pages hereto (the "PURCHASERS").

          The parties hereto desire to amend each of the Note Purchase Agreements as more fully set forth below.

          The parties hereto agree as follows:

          SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein (a) each term used herein which is defined in the Note Purchase Agreements shall have the meaning assigned to such term in the Note Purchase Agreements and (b) each reference to a paragraph shall mean a paragraph of the Note Purchase Agreements. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement 'and each other similar reference contained in each of the Note Purchase Agreements (including, without limitation, paragraph 7A thereto) or any other document shall from and after the Effective Date (as defined in Section 4 below) refer to each of the Note Purchase Agreements as amended hereby.

          SECTION 2. AMENDMENTS.

     2.1 Additions to Definitions. The following definitions are added to Paragraph 10A of each Note Purchase Agreement in the appropriate alphabetical sequence:

          "ASSET BASE" shall mean, as of the last day of any, fiscal month, the total of (i) 85% of the remainder of (A) the daily average for such month of the amount of "Accounts and notes receivable, net 'as would be shown on the Company's consolidated balance sheet minus (B) all Debt payable to members of the Company plus (ii) 50% of the amount, based on the lower of cost or market value, of "Inventories" as would be shown on the Company's consolidated balance sheet as of the last day of such month plus (iii) the remainder of (x) the Specified Percentage (as defined below) of the amount of "Properties, less accumulated depreciation" as would be shown on the Company's consolidated balance sheet as of the last day of such month minus
     (y) the then outstanding amount of all Indebtedness secured by a Lien on any such properties; provided that the amount determined pursuant to clause
     (ii) (the "INVENTORY AMOUNT") shall be reduced by the amount (if any) necessary so that the Inventory Amount is not more than 45% of the total of clauses (i), (ii) and (iii). For purposes of the foregoing, "SPECIFIED PERCENTAGE" means (a) from April 3, 1999 9 through December 31, 1999, 50%,
     (b) from January 1, 2000 through December 3 1, 2000, 40%, (c) from January 1, 2001 through December 31, 2001, 30%, and (d) thereafter, 20%.

          "BA CREDIT AGREEMENTS" shall mean (i) the Credit Agreement dated as of July 1, 1997 among the Company, Bank of America National Trust and Savings Association, as agent, and the various financial institutions party thereto, as amended from time to time, (ii) the 364-Day Credit Agreement dated as of September 30, 1998 among the Company, Bank of America National Trust and Savings Association, as agent, and the various financial institutions party thereto, as amended from time to time, and (iii) any refinancings, renewals or replacements of either of the credit agreements referred to in clauses (i) and (ii) above.

          "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "EBITDA" shall mean, for any period, Consolidated Net Earnings for such period plus, to the extent deducted in computing such Consolidated Net Earnings, interest expense, taxes, depreciation and amortization.

          "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any fiscal quarter, the ratio of

          (a) the sum, for the period of four consecutive fiscal quarters ending on such day, of (i) Consolidated Net Earnings plus. (ii) to the extent deducted in determining such Consolidated Net Earnings, interest expense, operating lease expense, depreciation and amortization, to

          (b) the sum for such period of (i) operating lease expense and (ii) interest expense;

     each as determined for the Company and its Subsidiaries on a consolidated basis.

          "GOVERNMENT AUTHORITY" shall mean any nation or government any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity ex exercising executive-, legislative, judicial, regulatory or administrative functions of or pertaining, to government, and any corporation or other entity owned or controlled, through stock. or capital ownership or otherwise, by any of the foregoing.

          "PRUDENTIAL AGREEMENT" means the Note Purchase Agreement dated as of November 13, 1997 among the Company and The Prudential Insurance Company of America and certain of its affiliates as amended from time to time.

          "RATIO COMPLIANCE DATE" shall mean the first date to: occur after April 3, 1999 on which financial statements of the Company have been delivered pursuant to Section 5A showing that for each of the two most recent fiscal quarters of the

     Company, as reported in such financial statements, the Total Senior Debt to EBITDA Ratio has been below 3.0 to 1.0 as of the last day of such fiscal quarters.

          "SUPPLEMENTAL COUPON ELIMINATION DATE" shall mean the first January 1st or July 1st to occur after the Ratio Compliance Date.

          "TOTAL SENIOR DEBT" shall mean all Debt of the Company and its Subsidiaries other than Subordinated Debt.

          "TOTAL SENIOR DEBT TO EBITDA RATIO" shall mean, as of the last day of any fiscal quarter, the ratio of (a) the remainder of (i) the daily average of the amount of Total Senior Debt outstanding during the last fiscal month of such fiscal quarter' minus (ii) the daily average of cash and marketable securities during the last fiscal month of such fiscal quarter to (b) EBITDA for the period of four consecutive fiscal quarters then ending.

          "YEAR 2000 PROBLEM" shall mean the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     2.2 Amendment to Definition of Consolidated Net Earnings. The definition of "Consolidated Net Earnings in Paragraph 10A is amended to read as follows:

     "CONSOLIDATED NET EARNINGS" shall mean with respect to any period:

     (i) consolidated gross revenues of the Company and its Subsidiaries, minus

     (ii) all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves and merger integration costs), provided that it is agreed and understood that the following shall not be included in the calculation of consolidated gross revenues of the Company and its Subsidiaries:

     (a) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets);

     (b)  any gains resulting from the appraised write-up of assets;

     (c) any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary;

     (d) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition; or

     (e) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in the Subsidiary,

     all determined in accordance with GAAP provided that, to the extent that amounts are deducted from Consolidated Net Earnings during the Company's 1999 fiscal year as a result of SOP 98-5, "Reporting the Costs of Start-up Activities", issued by the American Institute of Certified Public Accountants ("SOP 98-5"), in excess of the amount that would have been deducted absent SOP 98-5, such excess shall be added back to Consolidated Net Earnings.

     2.3 Amendment of Definition of Current Debt. The definition of "Current Debt" in Paragraph 10A is amended to read as follows:

          "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that (i) borrowings under any revolving credit facility (including, without limitation, the BA Credit Agreements) shall constitute Current Debt and
     (ii) Guarantees of Indebtedness of Company members in an aggregate amount not to exceed $20,000,000 shall not constitute Current Debt, so long as no event has occurred the result of which would be to cause or permit such Indebtedness to become due prior to any stated, maturity.

     2.4 Amendment to Paragraph 1. Paragraph 1 is amended by the addition of the following paragraph:

          For the period from (and including) April 1, 1999 to (but excluding) the Supplemental, Coupon Elimination Date, the Company shall pay to each holder of Notes supplemental interest on the unpaid balance of the aggregate principal amount, of the Notes held by it at the rate of 0.50% per annum. Such supplemental interest shall be computed on the basis of a 360 day year of twelve 30 day months and shall be payable semiannually on the first day of January and July in each year, commencing with July 1, 1999. To the extent permitted by law, any overdue payment of supplemental, interest shall bear interest (payable on demand) at a rate per annum from time to time equal to the greater of (i) 9.60% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time as its "base" or "prime" rate. For the avoidance of doubt, all references in this Agreement to interest shall be deemed to include the supplemental interest payable pursuant to this paragraph (including, Without limitation, the references to interest in Paragraphs 4, 7A(ii), and 12B).

     2.5 Amendment to Paragraph 5A. Paragraph 5A is amended by (a) deleting the word "and" immediately after clause 5A(v), (b) renumbering clause (vi) as clause
(ix), and (c) inserting the following new clauses (vi), (vii) and (viii):

          (vi) promptly, such information or documentation as any such holder of Notes may request from time to time regarding the efforts of the Company and its Subsidiaries to address the Year 2000 Problem;

          (vii) promptly, and in any event within, five Business Days after a Responsible Officer becoming aware of any of the following, a written notice to you setting forth the nature of any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect: (a) any breach or nonperformance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (b) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any -Governmental Authority; or
                (c) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including pursuant to any applicable Environmental Laws;

          (viii)together with each delivery on or prior to the Ratio Compliance Date of financial statements required by clauses (i) and (ii) above relating to each of the periods covered by the projections attached hereto as Schedule 8E, the Company will deliver to each such holder of Notes a management's discussion and analysis (x) discussing the results of such period and (y) showing all the variances from such projections that occurred in such period and explaining in reasonable detail the reasons therefor, and

     2.6 Amendment to Paragraph 6A(1)(x). Paragraph 6A(1)(x) is amended to read as follows:

          (x) other Liens securing Funded Debt (other than Funded Debt that constitutes Subordinated Debt); provided, however, that (a) such Funded Debt is permitted by the provisions of paragraph 6A(2) and (b) the aggregate amount of all Secured Funded Debt outstanding together with all Funded Debt of any Subsidiary (other than as permitted by clause (i) of paragraph 6A (2)) does not at any time exceed (A) prior to the Ratio Compliance Date, $25,000,000 and (B) on and after the Ratio Compliance Date, an amount equal to ten percent (10%) of Consolidated Total Assets.

     2.7 Amendment to Paragraph 6A(2). Paragraph 6A(2) is amended by (a) amending Paragraph 6A(2)(iii) in its entirety to read as follows:

          (iii) Senior Funded Debt of the Company and its Subsidiaries, so long as (a) the aggregate principal amount of consolidated Senior Funded Debt does not exceed at any time (i) through (and including) December 31, 1999 an amount equal to sixty) per cent (60%) of Consolidated Capitalization,
     (ii) from (and including) January 1, 2000 through (and including) July 1, 2000 an amount equal to fifty-eight per cent

     (58%) of Consolidated Capitalization, (iii) from (and including) July 2, 2000 through (and including) June 30, 2001 an amount equal to fifty-five per cent (55%) of, Consolidated Capitalization and (iv) after June 30, 2001 an amount equal to 50% of Consolidated Capitalization and (b) the aggregate amount of all Funded Debt of Subsidiaries (excluding that permitted by clause (i) of this paragraph 6A(2)), together with all Secured Funded Debt does not exceed 10% of Consolidated Total Assets (it being understood that for purposes of this clause (iii) Consolidated Capitalization and Consolidated Total Assets shall be measured as of the later of (x) the end of the Company's most recent quarterly period and (y) any other date as of which the Company has prepared and delivered to each holder of the Notes that is an Institutional Investor a consolidated balance sheet of the Company and its Subsidiaries).

and (b) by adding the following paragraph at the end of Paragraph 6A(2):

          Without limiting the foregoing provisions of this paragraph 6A(2), the Company shall not permit the aggregate principal amount of all Debt of the Company and its Subsidiaries (other than (i) Debt hereunder, (ii) Debt under the BA Credit Agreements referred to in clauses (i) and (ii) of the definition thereof (without giving effect to any amendments thereto that would increase the amounts that may be borrowed thereunder), (iii) Debt referred to on Schedule 6A2 which was outstanding on March 25, 1999 and
     (iv) Subordinated Debt owed to members of the Company) to exceed $35,000,000 at any time prior to the Ratio Compliance Date.

     2.8 Amendment to Paragraph 6G. Paragraph 6G is amended in its entirety to read as follows:

     6G. RATIO OF ASSET BASE TO DEBT. The Company will not permit, at any time prior to the Ratio Compliance Date, the ratio of (a) the Asset Base as of the last day of any, fiscal month to (b) the remainder of (i) the daily average of the amount of Total Senior Debt outstanding during the fiscal month ending on such date minus (ii) the daily average of cash and marketable securities during the fiscal month ending on such date to be equal to or less than the applicable ratio set forth below:

     Fiscal Month(s) Ending                          Ratio
     ----------------------                          -----
     04/3/99 through 05/29/99                        1.10 to 1
     07/3/99 through 10/2/99                         1.15 to 1
     10/30/99 through 12/31/99                       1.20 to 1
     01/29/00                                        1.10 to 1
     2/26/00 through 12/31/00                        1.20 to 1
     01/27/01                                        1.10 to 1
     2/24/01 through 12/31/01                        1.20 to 1
     01/26/02                                        1.10 to 1
     2/23/02 and thereafter                          1.20 to 1

     2.9 Addition of Paragraph 6H. Paragraph 6 is amended by adding the following new paragraph immediately after Paragraph 6G:

     6H. FIXED CHARGE COVERAGE RATIO. The Company shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than the applicable ratio set forth below:

     Fiscal Quarter Ending                           Ratio
     ---------------------                           -----
     4/3/99                                          1.30 to 1.00
     7/3/99                                          1.35 to 1.00
     10/2/99                                         1.50 to 1.00
     12/31/99                                        1.85 to 1.00
     4/1/00                                          2.00 to 1.00
     7/1/00                                          2.15 to 1.00
     9/30/00 and thereafter                          2.25 to 1.00

     2.10 Amendment to Paragraph 7A. (a) Paragraph 7A(ii) is amended by deleting the number "10" and inserting in place thereof the number "3"; and (b) Paragraph 7A(iii) is amended by deleting the number "$7,000,000" and inserting in place thereof the number "$5,000,000."

     2.11 Amendments to Paragraph 8. (a) Paragraph 8E is amended by adding the following paragraph at the end thereof

          The projections relating to the Company and its Subsidiaries for the two-year period 1999-2000, a copy of which is attached hereto as Schedule 8E, disclose all material assumptions used in formulating such projections. The Company is not aware of any facts that (individually or in the aggregate) would result in any material change in any of such projections. Such projections have been prepared on the basis of the assumptions stated therein (all of which were made by the Company in good, faith), and reflect the reasonable estimates of the Company of the financial condition, results of operations and other information projected therein.

     (b) Paragraph 8 is also amended by adding a new paragraph after Paragraph 8S as follows:

     8T. YEAR 2000 PROBLEM. The Company and its Subsidiaries (a) have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and (b) have made appropriate inquiries as to the effect the Year 2000 Problem will have on their material suppliers and customers. Based on such a review, program and inquiries, the Company reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect.

     2.12 Amendment to Paragraph 13. Paragraph 13 is amended by adding a new paragraph at the end of paragraph 13A as follows:

     COMPANY INDEMNIFICATION. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify and hold you and each of your respective officers, directors, employees, counsel, agents and attorneys-in-fact

     (each an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorney's fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment, or transfer by you, of the Notes) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, or the Notes or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or any appellate proceeding) related to or arising out of this Agreement or the Notes or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES") provided that the Company shall not have obligation under this Paragraph 13A to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

     2.13 Addition of Schedules 6A2 and 8E. The Schedule 6A2 and the Schedule 8E attached to this Amendment is added to the Agreement as Schedule 6A2 and
Schedule 8E, respectively.

          SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each of the Purchasers that, after giving effect hereto (a) each representation and warranty set forth in Paragraph 8 (including, without limitation, Paragraph 8E) of each Note Purchase Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (b) no Event of Default or Default exists.

          SECTION 4. EFFECTIVENESS. The amendments described in Section 2 above shall become effective on the date when (the "Effective Date") each Purchaser has received:

          (a) the fees referred to in Section 5 below and all costs and expenses of such Purchaser in connection with this Amendment;

          (b) the following documents, each (including, with limitation, those referred to in clause (viii) below) in a form and substance satisfactory to the Purchasers:

              (i) counterparts of this Amendment executed by the Company and the Purchasers;

              (ii) certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and the performance by the Company of its obligations under the Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

               (iii) a certificate of the Secretary or an Assistant Secretary dated the Effective Date certifying the names and true signatures of the officers of the Company authorized to sign this Amendment and certifying as to the resolutions attached to such certificate and other corporate proceedings relating to the authorization, execution and delivery of this Amendment;

               (iv) certified copies of the Certificate of Incorporation and By-laws of the Company;

               (v) a favorable opinion of Daniel T. Burns, general counsel of the Company (or such other counsel designated by the Company and acceptable to the Purchasers) in form and substance satisfactory to the Purchasers. The Company hereby directs such counsel to deliver such opinions and understands and agrees that the Purchasers upon receipt of such opinions will and hereby are authorized to rely on such opinions;

               (vi) evidence satisfactory to the Purchasers that the Company has paid the fees, charges and disbursements of Howard, Smith & Levin LLP;

               (vii) good standing certificates for the Company from the Secretaries of State of Delaware and Illinois dated of a recent date and such other evidence of the status of the Company as the Purchasers may reasonably request;

               (viii) certified copies of each of the BA Credit Agreements and the Prudential Agreement (as such terms are defined in Section 2.1 above); and

               (ix) such other documents or certificates as the Purchasers may reasonably request; and

          (c) All corporate and other proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory to the Purchasers and its special counsel, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          SECTION 5. FEES. In consideration of the Purchasers entering into this Amendment, the Company agrees to pay, on or before the Effective Date, to each Purchaser an amendment fee in an amount equal to 0.25% of the aggregate principal amount of the Notes held by such Purchaser.

          SECTION 6. MISCELLANEOUS.

          6.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          6.2 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          6.3 Successors and Assigns. This Amendment shall be binding upon the Company, the Purchasers and their respective successors and permitted assigns, and shall inure to the benefit of the Company and the Purchasers and the respective successors and permitted assigns of the Purchasers.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duty executed as of the date first above written.


                                        TRUSERV CORPORATION


                                        /s/ KERRY J KIRBY
                                        ---------------------------------
                                        By:       KERRY J KIRBY
                                        Title:    EVP, CFO



                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK
                                        as Trustee for a Commingled
                                        Pension Trust Fund



                                        ---------------------------------
                                        By:
                                        Title:



                                        J.P. MORGAN INVESTMENT
                                        MANAGEMENT INC.
                                        as Investment Manager for various
                                        Institutional Investors



                                        ---------------------------------
                                        By:
                                        Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                        TRUSERV CORPORATION



                                        ---------------------------------
                                        By:
                                        Title:



                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK
                                        as Trustee for a Commingled
                                        Pension Trust Fund


                                        /s/ E. CLIFFORD COLE
                                        ---------------------------------
                                        By:       E. CLIFFORD COLE
                                        Title:    VICE PRESIDENT



                                        J.P. MORGAN INVESTMENT
                                        MANAGEMENT INC.
                                        as Investment Manager for various
                                        Institutional Investors


                                        /s/ E. CLIFFORD COLE
                                        ---------------------------------
                                        By:       E. CLIFFORD COLE
                                        Title:    VICE PRESIDENT

                                        J.P. MORGAN INVESTMENT
                                        MANAGEMENT INC.
                                        as Investment Advisor for an
                                        Institutional Investor


                                        /s/ E. CLIFFORD COLE
                                        ---------------------------------
                                        By:       E. CLIFFORD COLE
                                        Title:    VICE PRESIDENT



                                        ALLSTATE LIFE INSURANCE COMPANY



                                        ---------------------------------
                                        By:
                                        Title:



                                        ---------------------------------
                                        By:
                                        Title:



                                        ALLSTATE INSURANCE COMPANY



                                        ---------------------------------
                                        By:
                                        Title:



                                        ---------------------------------
                                        By:
                                        Title:

                                        J.P. MORGAN INVESTMENT
                                        MANAGEMENT INC.
                                        as Investment Advisor for an
                                        Institutional Investor



                                        ---------------------------------
                                        By:
                                        Title:



                                        ALLSTATE LIFE INSURANCE COMPANY


                                        /s/ JOHN M. GOENSE
                                        ---------------------------------
                                        By:       JOHN M. GOENSE
                                        Title:    AUTHORIZED SIGNATORY


                                        /s/ RONALD A. MENDEL
                                        ---------------------------------
                                        By:       RONALD A. MENDEL
                                        Title:    AUTHORIZED SIGNATORY



                                        ALLSTATE INSURANCE COMPANY


                                        /s/ JOHN M. GOENSE
                                        ---------------------------------
                                        By:       JOHN M. GOENSE
                                        Title:    AUTHORIZED SIGNATORY


                                        /s/ RONALD A. MENDEL
                                        ---------------------------------
                                        By:       RONALD A. MENDEL
                                        Title:    AUTHORIZED SIGNATORY

                              AID ASSOCIATION FOR LUTHERANS


                              /s/ Frederick J. Russler
                              ---------------------------------
                              By:       Frederick J. Russler
                              Title:    Assistant Vice President
                                        Mortgages and Real Estate


                              /s/ ALAN D. ONSTAD
                              ---------------------------------
                              By:       ALAN D. ONSTAD
                              Title:    ASSISTANT VICE PRESIDENT-SECURITIES



                              KEYPORT LIFE INSURANCE COMPANY by
                              Stein Roe &
                              Farnham Incorporated as Agent



                              ---------------------------------
                              By:
                              Title:



                              NATIONWIDE LIFE INSURANCE
                              COMPANY



                              ---------------------------------
                              By:
                              Title:

                                        AID ASSOCIATION FOR LUTHERANS



                                        ---------------------------------
                                        By:
                                        Title:



                                        ---------------------------------
                                        By:
                                        Title:



                                        KEYPORT LIFE INSURANCE COMPANY by
                                        Stein Roe &
                                        Farnham Incorporated as Agent


                                        /s/ Richard Hegwood
                                        ---------------------------------
                                        By:       Richard Hegwood
                                        Title:    Senior Vice President



                                        NATIONWIDE LIFE INSURANCE
                                        COMPANY



                                        ---------------------------------
                                        By:
                                        Title:

                                        AID ASSOCIATION FOR LUTHERANS



                                        ---------------------------------
                                        By:
                                        Title:



                                        ---------------------------------
                                        By:
                                        Title:



                                        KEYPORT LIFE INSURANCE COMPANY by
                                        Stein Roe &
                                        Farnham Incorporated as Agent



                                        ---------------------------------
                                        By:
                                        Title:



                                        NATIONWIDE LIFE INSURANCE
                                        COMPANY


                                        /s/ MARK W. POEPPELMAN
                                        ---------------------------------
                                        By:       MARK W. POEPPELMAN
                                        Title:    AUTHORIZED SIGNATORY

                                FEDERATED MUTUAL INSURANCE
                                COMPANY


                                /s/ Mark A. Hood
                                ---------------------------------
                                By:       Mark A. Hood
                                Title:    Second Vice President



                                FEDERATED LIFE INSURANCE COMPANY


                                /s/ Mark A. Hood
                                ---------------------------------
                                By:       Mark A. Hood
                                Title:    Second Vice President



                                MODERN WOODMEN OF AMERICA



                                ---------------------------------
                                By:
                                Title:



                                AMERITAS LIFE INSURANCE CORP.
                                by Ameritas Investment Advisors, Inc. as Agent



                                ---------------------------------
                                By:
                                Title:

                                FEDERATED MUTUAL INSURANCE
                                COMPANY



                                ---------------------------------
                                By:
                                Title:



                                FEDERATED LIFE INSURANCE COMPANY



                                ---------------------------------
                                By:
                                Title:



                                MODERN WOODMEN OF AMERICA


                                /s/ C. Ernest Beane
                                ---------------------------------
                                By:       C. Ernest Beane
                                Title:    General Counsel



                                AMERITAS LIFE INSURANCE CORP.
                                by Ameritas Investment Advisors, Inc. as Agent



                                ---------------------------------
                                By:
                                Title:

                              FEDERATED MUTUAL INSURANCE
                              COMPANY



                              ---------------------------------
                              By:
                              Title:



                              FEDERATED LIFE INSURANCE COMPANY



                              ---------------------------------
                              By:
                              Title:



                              MODERN WOODMEN OF AMERICA



                              ---------------------------------
                              By:
                              Title:



                              AMERITAS LIFE INSURANCE CORP.
                              by Ameritas Investment Advisors, Inc. as Agent


                              /s/ Patrick J. Henry
                              ---------------------------------
                              By:       Patrick J. Henry
                              Title:    Vice President Fixed Income Securities

                                  NATIONAL GUARDIAN LIFE INSURANCE COMPANY


                                  /s/ R. A. Mucci
                                  ---------------------------------
                                  By:       R. A. Mucci
                                  Title:    Vice President and Treasurer

                                  SCHEDULE 6A2

                      (Debt Outstanding on March 25, 1999)
                                 (in thousands)

Senior Notes:

       8.60%                                                     $ 39,000
       7.38%                                                       50,000
       6.91%                                                       25,000
       6.79%                                                       50,000
       6.73%                                                       25,000
Variable term loan (6.21%)                                          6,200
Redeemable (subordinated) term notes:
          Fixed Interest rates ranging from 5.15% to 7.47%         28,655
Industrial Revenue Bonds (4.50%)                                    4,000
Other, including capital lease obligations                          9,456
                                                                 --------
                                                                 $237,311
                                                                 ========